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                                                                  EXHIBIT 99.1



FOR IMMEDIATE RELEASE - JULY 16, 2001


CONTACT:          LINDA A. PLEIMAN
                  DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
                  (859) 292-6809
                  WWW.NSGROUPONLINE.COM

                     NS GROUP ANNOUNCES CONFERENCE CALL AND
                  SIMULTANEOUS WEB CAST ON FRIDAY JULY 20, 2001

NEWPORT, Ky.--(BUSINESS WIRE)--July 16, 2001-- NS Group, Inc. (NYSE:NSS) announced today that the company will be hosting a conference call and simultaneous web cast call to review the results for the June 2001 quarter on Friday July 20, 2001 at 10:00 a.m. Eastern Time.

The conference call will be broadcast live over the Internet. To access the call via web cast, log on to www.nsgrouponline.com. Please log on at least fifteen minutes prior to the commencement of the call to register, download and/or install any necessary software. The call is also available via telephone. Details concerning the conference call, web cast and replay information are available on the Home Page and under the Investor Relations section of the company's web site, www.nsgrouponline.com.

NS Group is a leading producer of tubular products serving the energy industry and certain industrial markets. The company manufactures and markets seamless and welded tubular steel products used in the drilling and exploration as well as the transmission of oil and natural gas. NS Group is traded on the NYSE under the symbol NSS. For more information about NS Group log on to www.nsgrouponline.com.

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